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                                                                    EXHIBIT 23.4


                          INDEPENDENT AUDITOR'S CONSENT


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Sterling Financial Corporation (the "Registrant"), filed with the Commission in connection with the registration of 954,914 shares of common stock, of our report, dated January 20, 2000, except for Note 26 as to which the date is January 25, 2000, relating to the financial statements of the Registrant and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus.




                                                /s/ Trout, Ebersole & Groff, LLP
                                                --------------------------------

Lancaster, Pennsylvania
December ___, 2001